Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated September 2, 2020, relating to the balance sheet of Horizon Acquisition Corporation II as of August 7, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 22, 2020 (inception) through August 7, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 13, 2020